Exhibit (a)(5)(viii)

IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

MAXINE PHILLIPS,

Plaintiff,                  C.A. No. 20337

                    v.

RIBAPHARM INC., DANIEL J. PARACKA,
JAMES J. PIECZYNSKI, ROBERTS A. SMITH,
ANDRE C. DIMITRIADIS, SANTO J. COSTA,
GREGORY F. BORON and
ICN PHARMACEUTICALS INC.

Defendants.

ROBERT GARFIELD,

Plaintiff,                  C.A. No. 20338

                    v.

DANIEL J. PARACKA, SANTO J. COSTA,
GREGORY F. BORON, JAMES J. PIECZYNSKI,
R0BERT A. SMITH, KIM LAMON, ICN
PHARMACEUTICALS, INC. and
RIBAPHARM INC.,

Defendants.

NORA MAZZINI,

Plaintiff,                  C.A. No. 20339

                   v.

RIBAPHARM INC., DANIEL J. PARACKA,
JAMES J. PIECZYNSKI, ROBERTS A. SMITH,
ANDRE C. DIMITRIADIS, SANTO J. COSTA,
GREGORY F. BORON and
ICN PHARMCEUTICALS INC.

Defendants.

ANDREW SAMET,

Plaintiff,                  C.A. No. 20340

                   v.

GREGORY F. BORON, SANTO J. COSTA,
ANDRE C. DIMITRIADIS, DANIEL J.
PARACKA, JAMES J. PIECZYNSKI,
ROBERTS A. SMITH, RIBAPHARM, INC.,
and ICN PHARMCEUTICALS, INC.

Defendants.

KATHLEEN ANN PASEK,

Plaintiff,                  C.A. No. 20344

                   v.

ROBERTS A. SMITH, ANDRE C.
DIMITRIADIS, SANTO J. COSTA,
JAMES J. PIECZYNSKI, GREGORY
F. BORON, DANIEL J. PARACKA,
ICN PHARMCEUTICALS, INC.,
and RIBAPHARM INC.

Defendants.

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RICHARD JACOB,

Plaintiff,                  C.A. No. 20345

                   -against-

RIBAPHARM INC., DANIEL J. PARACKA,
JAMES J. PIECZYNSKI, ROBERTS A. SMITH,
ANDRE C. DIMITRIADIS, SANTO J. COSTA,
GREGORY F. BORON and
ICN PHARMCEUTICALS INC.

Defendants.

ORDER OF CONSOLIDATION

     It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the actions, IT IS, this 9th day of June, 2003, ORDERED as follows:

1. The above-captioned actions shall be consolidated for all purposes.

2. Hereafter, papers need only be filed in Civil Action No. 20337 NC.

3. The caption of the consolidated action shall be as follows:

IN RE: RIBAPHARM INC.	CONSOLIDATED
SHAREHOLDERS LITIGATION	C.A. NO. 20337 NC

4. The law firms of ABBEY GARDY, LLP, 212 East 39th Street, New York, NY 10016; BERNSTEIN, LIEBHARD & LIFSHITZ, LLP, 10 East 40th Street, New York, NY 10016; FARUQI & FARUQI LLP, 320 E. 39th Street, New York, NY 10016; GOODKIND, LABATON, RUDOLPH & SUCHAROW LLP, 2455 E. Sunrise Blvd., Suite 813, Ft. Lauderdale, FL 33304;

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KIRBY MCINERNEY & SQUIRE, L.L.P., 830 Third Avenue, New York, NY 10022; and WOLF POPPER LLP, 845 Third Avenue, New York, NY 10022 shall constitute plaintiffs’ Committee of the Whole. The law firms of FARUQI & FARUQI LLP; GOODKIND, LABATON, RUDOLPH & SUCHAROW LLP; and ABBEY GARDY LLP, are hereby designated as plaintiffs’ Co-Lead Counsel. The law firm of ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A., 919 Market Street, Suite 1401, P.0. Box 1070, Wilmington, DE 19899 is designated as Delaware Liaison Counsel for Plaintiffs.

5. All documents previously filed to date in any of the cases consolidated herein are deemed a part of the record in the consolidated action. At the time the tender offer that is the subject of the complaints in the cases consolidated herein is commenced, defendant ICN Pharmaceuticals Inc. shall deliver copies of the offering documents to plaintiffs’ Co-Lead Counsel. Within three (3) days thereafter, plaintiffs shall file and serve a consolidated amended complaint, and the parties shall confer on a schedule for further proceedings, including discovery and motions. Defendants need not respond to the complaints heretofore filed in any of the constituent actions.

6. Plaintiffs’ Co-Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs’ attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, and provide supervision and coordination of the activities of plaintiffs’ counsel.

/s/ William B. Chandler
Chancellor

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